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                                                                   Exhibit 5.1

                    [letterhead of Goodwin, Procter & Hoar]


                               September 14, 1999

AvalonBay Communities, Inc.
2900 Eisenhower Avenue, Suite 300
Alexandria, Virginia 22314

         Re:      LEGALITY OF SECURITIES TO BE REGISTERED
                  UNDER REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration on Form S-3 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of the sale from time to time of 3,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), of AvalonBay Communities, Inc., a Maryland corporation (the "Company"), pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan, as amended and restated (the "Plan").

         In connection with rendering this opinion, we have examined (i) the charter of the Company, as amended to the date hereof and on file with the Maryland State Department of Assessments and Taxation; (ii) the bylaws of the Company, as amended to the date hereof; (iii) such records of the corporate proceedings of the Company as we deemed material; (iv) the Registration Statement and the exhibits thereto; and (v) such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

         We are attorneys admitted to the practice of law in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Maryland General Corporation Law, and also express no opinion with respect to the blue sky or securities laws of any state, including Massachusetts and Maryland.
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                 [page 2 letterhead of Goodwin, Procter & Hoar]

AvalonBay Communities, Inc.
September 14, 1999
Page 2

         Based upon the foregoing, we are of the opinion that, when the Common Stock has been issued and paid for in accordance with the terms of the Plan, the Common Stock will be legally issued, fully paid and nonassessable.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities, as to which we express no opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us with respect to this opinion under the heading "Validity of the Common Stock" in the Prospectus which is a part of such Registration Statement.

                                Very truly yours,

                                /s/ Goodwin, Procter & Hoar

                                GOODWIN, PROCTER & HOAR  LLP